Exhibit 99.11

GENERAL

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THE SHARES OR OTHER SECURITIES OF THE COMPANY REFERRED TO HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, TAKEN UP, EXERCISED, RESOLD, RENOUNCED, TRANSFERRED OR DELIVERED, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

THESE MATERIALS APPEAR AS A MATTER OF INFORMATION ONLY AND DO NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER, OR AN INVITATION TO MAKE OFFERS, TO PURCHASE ANY SHARES OR OTHER SECURITIES OF THE COMPANY IN THE RUSSIAN FEDERATION. THESE MATERIALS ARE NOT AN ADVERTISEMENT OF SECURITIES IN THE RUSSIAN FEDERATION OR ANY OTHER JURISDICTION.

ANY OFFER OF SECURITIES TO THE PUBLIC THAT MAY BE DEEMED TO BE MADE PURSUANT TO THESE MATERIALS IN ANY EUROPEAN ECONOMIC AREA MEMBER STATE THAT HAS IMPLEMENTED DIRECTIVE 2003/71/EC (TOGETHER WITH ANY APPLICABLE IMPLEMENTING MEASURE IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”) IS ONLY ADDRESSED TO QUALIFIED INVESTORS IN THAT MEMBER STATE WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

THE INFORMATION CONTAINED HEREIN IS RESTRICTED AND IS NOT FOR PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY, IN AUSTRALIA, CANADA OR JAPAN.

THESE MATERIALS ARE ONLY DIRECTED AT (I) PERSONS WHO ARE OUTSIDE THE UNITED KINGDOM, (II) TO INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR (III) OTHER PERSONS TO WHOM THESE MATERIALS MAY OTHERWISE BE LAWFULLY COMMUNICATED, FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). ANY PERSON WHO IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THESE MATERIALS OR ANY OF THEIR CONTENTS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THESE MATERIALS RELATE IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

NOTICE TO US INVESTORS

THE RIGHTS OFFERING TO ACQUIRE NEW SHARES IN JSC RUSHYDRO (THE “RIGHTS ISSUE”) IS MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE OFFER IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL INFORMATION INCLUDED HEREIN HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE US SECURITIES LAWS. JSC RUSHYDRO IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON–US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON–US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON–US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES TO BE OFFERED IN CONNECTION WITH THE RIGHTS ISSUE, JSC RUSHYDRO WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC RUSHYDRO SHARES RELATED TO THE RIGHTS ISSUE.

Announcement regarding a Russian broker engaged by JSC RusHydro to provide securities placement services

1. General information

1.1. Full corporate name of the issuer	JSC RusHydro
1.2. Abbreviated corporate name of the issuer	JSC RusHydro
1.3. Issuer’s location	660075, Russian Federation, the Krasnoyarsk Territory, Krasnoyarsk, Respubliki St., 51
1.4. Issuer’s OGRN (Primary state registration number)	1042401810494
1.5. Issuer’s TIN (Taxpayer identification number)	2460066195
1.6. Issuer’s unique code assigned by the registration body	55038-E
1.7. Address of the internet page used by the issuer to disclose information	http://www.rushydro.ru

2. Report content

2.1. Full and abbreviated corporate names of the Broker, and his location: INVESTMENT COMPANY EUROFINANSY OPEN JOINT-STOCK COMPANY (JSC IC EUROFINANSY), 119049, Moscow, Shabolovka st., 10, block 2 (hereinafter referred to as Broker).

2.2. Broker’s license number, date of issuance, validity period, and issuing authority: unlimited license No. 077-06234-100000, issued on 09.09.2003 by the Federal Commission for Securities of Russia.

2.3. Securities in respect of which the Broker renders services to the Securities’ Issuer: ordinary personal uncertified shares, state registration number of additional securities issue is 1-01-55038-E-040D dated 16.08.2011 (further on referred to as securities, shares).

2.4. The main functions of the Broker for rendering shares placement services to the Issuer: receipt and registration of Offers and sending notices of acceptance on behalf of the Issuer to the persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

2.5. Additional information on the Broker’s functions: The Broker does not make decision on satisfaction or dissatisfaction of the offers. The Broker shall not be obliged to communicate with potential securities’ purchasers, except for the cases mentioned in the clause 2.4 of the Report. The Broker shall not be obliged to purchase securities that have not been subscribed for within a certain period. The Broker shall bear no responsibility relating to maintaining prices for securities being offered at a certain level during a certain period after the completion of the offering (stabilization), including responsibilities associated with providing market making services. The Broker shall not have the right to purchase an additional number of securities of the Issuer out of allotted (issued) securities of the Issuer of the same class and type as the securities offered, which may be exercised or not depending on the outcome of the securities issue.

2.6. Important legal information: This notice is not an invitation to an undefined circle of people to make offers on acquisition of the securities placed (hereinafter referred to as Invitation). The offers shall be received only after the Invitation is published in accordance with the procedure stipulated in clause 8.3 of the Resolution on the Additional Issue of Securities.

3. Signature

3.1. Member of the Board of JSC RusHydro

(on the basis of the Letter of Attorney No. 3562 dated 30.12.2010)                                               E. E. Gorev

                                (signature)

3.2. Date “   31   ”     October     2011                                                           Stamp